UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2011

TAKEDOWN ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54338	26-2801338
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

9107 Wilshire Blvd., Suite 450, Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 995-1070

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01 Regulation FD Disclosure

On May 24, 2011, we announced that our company has signed a letter of intent to acquire worldwide distribution rights to past and future mixed martial arts (“MMA”) fights with the Global Fighting Alliance, plus certain rights to the brand and sponsorship representation.

The Global Fighting Alliance is an established MMA promotion in Eunice, Louisiana, that produces events across the state as well as supplying fighters to other MMA promotions. The GFA consistently matches their own fighters against athletes from the best MMA teams in the country such as Xtreme Couture, American Top Team, The Lion's Den and Jackson's MMA. As a result, Global Fighting Alliance events have showcased a wide variety of the most premier talent in mixed martial arts today such as Marcus Sursa, Glen Cordoza, Rich Clementi, Chris "Triple Threat" Bell and Ryan McCurdy.

On May 26, 2011 we provided our company’s shareholders with the following corporate update:

Financial
Our company has drawn down the final balance of the one million dollars ($1,000,000) in financing arranged through the convertible loan agreement entered into January 31, 2011 with Triumph Capital Inc.

Business Development
Business Development continues at an ever increasing pace as MMA promoters connect with us and come to understand our business model. Our company is in the unique position of not being a promoter; it is a compliment to all levels of MMA promoters. Our company's business model differentiates it from any other organization in MMA because it is not seeking to become the next Ultimate Fighting Championship (“UFC”), but rather is working with the widest possible variety of MMA promoters to deliver the most entertaining fights to MMA fans around the world. It does this by organizing MMA promotions into a weekly schedule of event programs and delivering that sports entertainment to broadcasters worldwide.

Currently, our company has signed letters of intent and is working toward agreements with dozens of MMA promoters in North America. Organizing MMA promotions in Europe is also in development.

Management
In addition to its already strong core management team, our company continues to expand its management and work with veteran leaders in the sport. Our company is attracting a growing number of promoters and fighters who have been in the sport for many years and who are looking to leverage their relationships and skills into more challenging roles. This rare talent pool coincides with the rapid growth of mixed martial arts globally. As a result, our company is in negotiations with high-level specialists who bring a rare depth of experience in mixed martial arts; people who are uniquely qualified in the sport of MMA by their extensive careers in it.

Dr. Diego Allende, the fight doctor of choice in California and member of the State Athletic Commission, is an advisor to the company. Matt Lindland, a pioneer of mixed martial arts, celebrated fighter and respected promoter, is a special advisor to our company. Dr. Allan Fields, a legendary fight doctor and combat sports businessman in Florida, is now a member of our board of directors. Bill Mahood and Gabe Charboneau continue successfully in their cross-continental roles as business development leads.

Program Development
The story of athletic competition is compelling, universal and on-going. Embracing this, our company has developed the Fight Week; a comprehensive presentation of daily programs which build toward the main fight event every Saturday night. This all-encompassing approach creates the maximum value possible for the broadcaster by engaging fans and viewers every day of the week. Fight Week is a balance of television and online programming, coordinated across the marketing efforts of the local promoter as well as all the digital and broadcast properties of our company.

Program development partners include Reality Check Systems of Los Angeles (clients include NFL, Nascar, MLB, March Madness, Entertainment Tonight, Golf Channel, NHL, NBC, CBS) and Digital Origin of New York (clients include Sony Pictures, CNN, Fox News, Microsoft, MTV Networks, UFC, NFL, Nike, Clear Channel, CBS College Sports, ESPN).

Revenues
Beyond broadcast license fees, our company has several other revenue streams with advertising and sponsorship being key. The combination of the physical advertising inventories of regional MMA events along with our company's programming inventories and digital media properties has created attractive advertising and sponsorship opportunities in the much sought after 18-35 male demographic of MMA. Our company closed a $300,000 advertising agreement with Dr. Diego Allende, which will represent a broad scope of health-oriented products tailored for the consumer who wants to train at the level of a professional fighter. Other advertising and sponsorship negotiations are to be completed for the launch of our company's programming.

On May 31, 2011, we announced that our company has signed a letter of intent to acquire worldwide distribution rights to past and future MMA fights with Freedom Fights MMA, plus certain rights to the brand and sponsorship representation.

Freedom Fights MMA is a pan-Canadian promotion with 15 years' experience in producing MMA events. Owner Pete Rodley has put on an MMA show in almost every province in the country, co-promoting and assisting in several ground breaking events as far back as the IFC in 1996. In 1999, he co-created Canada's first national MMA promotion brand, the Universal Combat Challenge. The Universal Combat Challenge introduced an extensive list of MMA athletes to North American audiences which now reads like a "who's who" of storied icons in the sport: David Loiseau, Jon Fitch, Sean Sherk, Wagnney Fabiano, Jens Pulver and the current UFC welterweight champion of the world, Georges St. Pierre.

On June 3, 2011, we announced that our company has signed a letter of intent to acquire worldwide distribution rights to past and future MMA fights with Fight To Win Promotions, plus certain rights to the brand and sponsorship representation.

Fight To Win Promotions started in May 2008 as a "fighters-first" company, putting the needs and desires of fighters before financial gains. Beginning with a budget of $2,000 and this simple idea, Colorado's Fight To Win has become the fourth largest grappling circuit in the United States and one of the largest MMA promotions in the Midwest. In just under three years Fight To Win has hosted over 30 grappling events and 20 MMA shows in four different states. As well as promoting its own events, Fight To Win manages the production for 10 other mixed martial arts companies across the United States including Victory Fighting Championships, Ring of Fire and Kickass Promotions.

On June 7, 2011, we announced that our company has signed a letter of intent to acquire worldwide distribution rights to past and future MMA fights with Ultimate Reno Combat, plus certain rights to the brand and sponsorship representation.

Ultimate Reno Combat was established in 2008 to give amateur mixed martial artists a place to shine without being taken advantage of, providing them with a competitive arena to battle opponents and an audience to feel like stars. The Ultimate Reno Combat 's special focus on female MMA competition has distinguished their shows from other MMA promotions and the organization sees more women being embraced and marketed by the sport in the coming years. Having produced dozens of shows, the Ultimate Reno Combat has recently received a license to expand their business to include professional-level MMA events.

On June 9, 2011, we announced that our company has signed a letter of intent to acquire worldwide distribution rights to past and future MMA fights with ScrapLive Entertainment, plus certain rights to the brand and sponsorship representation.

ScrapLive Entertainment is a premiere MMA promotional company established in North Carolina and running since 2006. Their focus on combining high-level amateur mixed martial artists with seasoned MMA fighters has proved a successful approach to producing Vegas-style events where local fighters are showcased alongside internationally known talent such as Jeff Monson and Wanderlei Silva. Their vision is to become the largest MMA promoter from North Carolina through to Georgia.

On June 15, 2011, we announced that our company has signed MMA writer, analyst, and broadcaster Adam Villarreal as its Director of Communications.

Adam Villarreal is a long time fan and contributor to the sport of MMA. Most MMA fans know him from his position as a writer with TapouT Magazine and MMA Worldwide Magazine. Mr. Villarreal is also the former host of the MMA radio show In the Cage, which ran for 4 years on ESPN Radio 97.5 FM in Texas. Mr. Villarreal now adds director of communications to his list of accolades as he becomes the main line of correspondence for Takedown Fight Media, utilizing his vast database of contacts to ensure the integration of Takedown with the rest of the collective fight world and beyond.

On June 17, 2011, we announced that our company has signed a letter of intent to acquire worldwide distribution rights to past and future MMA fights with Caged Conflict Promotions, plus certain rights to the brand and sponsorship representation.

Since its inception in 1999, Caged Conflict Promotions has had some of the biggest names in MMA grace their cage including Duane Ludwig, Marcus Hicks and even Captain America himself, Randy Couture (as ringside commentary).

On June 22, 2011, we announced that our company has signed a letter of intent to acquire worldwide distribution rights to past and future MMA fights with Evolution Fighting Championships, plus certain rights to the brand and sponsorship representation.

Since its birth in 2008, the Evolution Fighting Championship has seen a surge in interest with 9 shows under its belt and 3 more already slated for the remainder of 2011. The Evolution Fighting Championship has showcased MMA fighters such as UFC veterans Jason Day, Allen Berube, and Strikeforce stand-out, Ovince St. Preux. This passion has proven itself thus far as the Evolution Fighting Championship is already making plans to expand into other provinces and parts of the United States.

On June 23, 2011, we announced that our company has signed a letter of intent to acquire worldwide distribution rights to past and future MMA fights with West Coast Promotions, plus certain rights to the brand and sponsorship.

When West Coast Promotions formed in 2007 from Vancouver, British Columbia, the co-founders Manny Sobral, Neil Pope, and Alister Brodie knew something special was about to develop. They had defined themselves as a premier boxing organization and established a relationship with ESPN's Friday Night Fights for their boxing series, Rumble at the Rock. West Coast Promotions has since evolved into one of the most exciting organizations to showcase MMA in Canada and has developed an equally successful series franchise for MMA called Seeing Red.

On June 30, 2011, we announced that our company has signed a letter of intent to acquire worldwide distribution rights to past and future MMA fights with Steel City Rumble, plus certain rights to the brand and sponsorship representation.

Formed in Pueblo, Colorado in 2007, Steel City Rumble is a premiere MMA promotion that regularly garners 4000+ audiences. Notable gyms represented at their events have been Jackson's MMA, one of the top 10 training camps in North America and former UFC veteran Jeremy Horn's Elite Performance. Tandem with its MMA focus, Steel City Rumble strongly believes in giving back and is known for providing a portion of their proceeds to local charities and for honoring community retirees, war veterans, and past Pueblo contender stand-outs. Their intervention campaigns with the Colorado youth deliver positive messages such as, "Drugs make losers out of champions. Stay clean, stay fit" and "Fighting belongs in the ring, not in the classroom. Let's keep our schools safe."

On July 5, 2011, we announced the appointment of Matt Hume to our company’s advisory board.

Matt "The Wizard" Hume is arguably one of the most respected men in mixed martial arts today. During his career he boasted wins over formerly undefeated world Shooto champion Erik Paulson and formerly unbeaten UFC welterweight champion Pat Miletich. His experience and reputation have led him to train some of the most talented fighters in the world such as UFC veterans Rich Franklin and Chris Leben, and Strikeforce and PRIDE Fighting Championship stalwart, Josh Barnett. Hume's famed training gym is AMC Martial Arts in Kirkland, Washington, where he also runs his fight promotion, Genesis Fights.

As one of the most talented grapplers in the MMA world, Matt Hume has impressed many including Sheik Tahnoon Bin Zayed Al Nahyan of the United Arab Emirates. His 45-second victory over Olympic gold medalist Kenny Monday led to being asked to train the Prince and his combat team personally. A feat like this was only typical for those in the legendary Gracie Jiu Jitsu family. During the training, the Royal Prince was inspired to start the Abu Dhabi Submission Wrestling World Championship and Hume celebrated by appearing in the event's debut. Through his cultivation of the upper echelon of contenders now seen in modern MMA, Matt Hume remains a working pioneer of the sport.

As an advisor to our company, Mr. Hume's role is to assist in the development of new affiliations in the MMA industry including international MMA fight promoters, providing advice and direction on company directives, and supporting the marketing and growth of the Takedown brand on a global scale.

On July 7, 2011 we announced that our company has signed a letter of intent to acquire worldwide distribution rights to past and future MMA fights with Absolute Fighting Championship, plus certain rights to the brand and sponsorship representation.

A trailblazing promotion in MMA, the Absolute Fighting Championship was formed in 2003 by Dan Lambert and featured many top-name UFC competitors such as Thiago Alves, Kurt Pellegrino, and Joe Lauzon.

Absolute Fighting Championship was also known for its inside connection to the most renowned MMA training gym in Florida, American Top Team, which produced title contenders such as Antonio Silva, Brian Bowles, and Mike Brown. Dan Lambert and head coach Ricardo Liborio opened the American Top Team doors in 2001 and within five years the gym spawned over twenty franchise locations. American Top Team fighters have competed worldwide in promotions such as the UFC, PRIDE Fighting Championship, DREAM, K-1, Strikeforce and Bellator. With American Top Team 's success, the Absolute Fighting Championship promotion was put on hiatus in 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKEDOWN ENTERTAINMENT INC.

/s/ Peter E. Wudy
Peter E. Wudy
President and Director

Date: July 11, 2011